EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Lara Ramsey, President and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6250 lramsey@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Three and Nine Months Ended September 30, 2025

BLACKSBURG, VA., October 23, 2025 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations through the third quarter of 2025. The Company reported net income of $9.95 million or $1.56 per diluted common share for the nine months ended September 30, 2025. This compares with net income of $4.54 million or $0.75 per diluted common share for the nine months ended September 30, 2024. For the three month period ended September 30, 2025, the Company reported net income of $4.42 million or $0.69 per diluted common share. This compares with net income for the three month period ended September 30, 2024 of $2.68 million or $0.42 per diluted common share. National Bankshares, Inc. ended September 30, 2025 with total assets of $1.80 billion.

Lara E. Ramsey, President and CEO, commented, "We are pleased to report improvement in net income through the third quarter of 2025, compared with the previous year. Growing returns on loans and lower deposit costs have had a positive impact on our net interest margin.”

Ms. Ramsey continued, “In the third quarter, we leveraged our new technology and our expanded branch network to position ourselves as the community bank of choice throughout southwest, western, and central Virginia. Our core system upgrade, completed in the second quarter, improved many facets of our customer experience and increased our operational efficiency. Our new Roanoke, Virginia full-service office continues to develop our footprint in this key market. The upcoming relocation of our Lynchburg, Virginia, office will offer customers a modern, more convenient location. We are excited about the transformational changes we have made this year, and we remain focused on expanding service, responding to community needs, and delivering value to shareholders.."

Comparability

The Company acquired Frontier Community Bank ("FCB") on June 1, 2024. In accordance with generally accepted accounting principles, periods prior to June 1, 2024 have not been restated and do not include assets acquired, liabilities assumed or results of operations related to FCB prior to acquisition. On the date of merger, the transaction increased the Company's stockholders' equity by $14.3 million and added loans of $118.7 million, goodwill of $4.9 million, core deposit intangibles of $2.1 million, and customer deposits of $129.7 million. More information about assets acquired and liabilities assumed is provided in the Company's 2024 Form 10-K.

During the second quarter of 2025, the Company reclassified certain deposit products between savings deposits and time deposits, and made other minor reclassifications. Prior periods are presented on a comparable basis.

Highlights

Net Interest Income

Lower deposit costs and higher loan yields drove improvement in the net interest margin when the third quarter of 2025 is compared with the second quarter of 2025 and the third quarter of 2024, and when the nine month period ended September 30, 2025 is compared with the nine month period ended September 30, 2024.

Noninterest Income

Growth in trust income and an incentive payment recognized in credit and debit card fees, net drove the improvements in noninterest income when the third quarter of 2025 is compared with the second quarter of 2025, and when the three and

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

nine month periods ended September 30, 2025 are compared with the respective periods of 2024. When comparing the nine month periods ended September 30, 2025 and 2024, higher service charges on deposits and growth in BOLI income are reflective of the FCB acquisition.

Noninterest Expense

Noninterest expense decreased when the third quarter of 2025 is compared with the second quarter of 2025 due to expense recognized in the second quarter for the Company's core system conversion. When comparing the nine month periods ended September 30, 2025 and 2024, higher noninterest expense is reflective of both the core system conversion and operations of the combined Company, which include the acquired operations of FCB. Noninterest expense in 2024 includes merger expenses related to the FCB acquisition.

Securities and Borrowings

The Company purchased $49.86 million in securities during the third quarter of 2025. The purchases were funded with borrowings, providing a small spread until the borrowings are repaid by the end of 2026, after which the Company expects to fully benefit from the yield. Analysis as of September 30, 2025 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for 21.2% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 20.4% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans increased from June 30, 2025, primarily driven by growth in construction, consumer real estate and commercial non real estate loans. The Company is positioned to continue to make every loan that meets its underwriting standards. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels. The Company recorded a larger provision for the third quarter of 2025 when compared with the second quarter of 2025, reflecting portfolio growth and an increase in the allowance for credit losses related to certain economic factors.

Stockholders’ Equity

The Company paid a semiannual dividend of $0.73 to shareholders on June 1, 2025. Stockholders’ equity increased when September 30, 2025 is compared with June 30, 2025 due to net income and improvement in unrealized losses on available for sale securities, which are reflected, net of tax, in accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 28 full-service offices, primarily in southwestern, western and central Virginia, and one loan production office in Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	September 30,	June 30,	September 30,
	2025	2025	2024
Assets
Cash and due from banks	$9,192	$9,798	$15,990
Interest-bearing deposits	33,113	83,051	33,707
Federal funds sold	-	-	73
Total cash and cash equivalents	42,305	92,849	49,770
Securities available for sale, at fair value	630,483	590,021	622,271
Mortgage loans held for sale	535	1,072	457
Loans:
Real estate construction loans	46,381	44,529	71,920
Consumer real estate loans	324,597	317,949	306,012
Commercial real estate loans	490,968	494,755	473,018
Commercial non real estate loans	53,532	51,383	52,699
Public sector and IDA loans	54,332	56,347	58,109
Consumer non real estate loans	47,135	46,172	40,483
Total loans	1,016,945	1,011,135	1,002,241
Less: deferred fees and costs	(543)	(438)	(582)
Loans, net of deferred fees and costs	1,016,402	1,010,697	1,001,659
Less: allowance for credit losses	(10,579)	(10,422)	(10,328)
Loans, net	1,005,823	1,000,275	991,331
Premises and equipment, net	19,812	17,829	17,514
Accrued interest receivable	6,677	6,413	6,648
Goodwill	10,718	10,718	10,718
Core deposit intangible, net	1,579	1,671	1,963
Bank-owned life insurance	48,262	47,958	47,071
Other assets	36,213	37,804	37,290
Total assets	$1,802,407	$1,806,610	$1,785,033

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$312,578	$306,427	$296,469
Interest-bearing demand deposits	793,552	852,405	819,947
Savings deposits	140,635	140,285	142,176
Time deposits	315,139	328,558	344,361
Total deposits	1,561,904	1,627,675	1,602,953
Borrowings	50,000	-	-
Accrued interest payable	1,616	1,522	2,074
Other liabilities	9,667	8,677	12,224
Total liabilities	1,623,187	1,637,874	1,617,251
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,366,001 (including 5,028 unvested) shares at September 30, 2025 and June 30, 2025, and 6,360,973 (including 4,379 unvested) shares at September 30, 2024	$21,974	$21,925	$21,796
Retained earnings	201,643	197,223	198,225
Accumulated other comprehensive loss, net	(44,397)	(50,412)	(52,239)
Total stockholders' equity	179,220	168,736	167,782
Total liabilities and stockholders' equity	$1,802,407	$1,806,610	$1,785,033

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	September 30,	June 30,	September 30,
	2025	2025	2024
Interest Income
Interest and fees on loans	$14,232	$13,495	$13,174
Interest on federal funds sold	-	2	13
Interest on interest-bearing deposits	740	978	954
Interest on securities – taxable	3,704	3,725	4,177
Interest on securities – nontaxable	334	337	333
Total interest income	19,010	18,537	18,651
Interest Expense
Interest on time deposits	2,907	3,058	3,668
Interest on other deposits	4,362	4,488	5,550
Interest on borrowings	67	-	–
Total interest expense	7,336	7,546	9,218
Net interest income	11,674	10,991	9,433
Provision for (recovery of) credit losses	306	36	(5)
Net interest income after provision for (recovery of) credit losses	11,368	10,955	9,438

Noninterest Income
Service charges on deposit accounts	681	735	758
Other service charges and fees	72	72	67
Credit and debit card fees, net	492	366	344
Trust income	700	578	580
BOLI income	304	297	295
Gain on sale of mortgage loans	92	54	50
Other income	196	177	194
Total noninterest income	2,537	2,279	2,288

Noninterest Expense
Salaries and employee benefits	5,114	5,203	4,953
Occupancy, furniture and fixtures	770	731	715
Data processing and ATM	848	701	963
FDIC assessment	210	210	211
Intangible asset amortization	92	95	102
Franchise taxes	350	358	373
Professional services	361	509	254
Merger-related expenses	-	-	150
Core system conversion expense	50	1,977	–
Other operating expenses	729	799	778
Total noninterest expense	8,524	10,583	8,499
Income before income taxes	5,381	2,651	3,227
Income tax expense	961	362	550
Net Income	$4,420	$2,289	$2,677
Basic net income per common share	$0.70	$0.36	$0.42
Diluted net income per common share	$0.69	$0.36	$0.42
Weighted average number of common shares outstanding, basic	6,360,973	6,358,917	6,356,594
Weighted average number of common shares outstanding, diluted	6,363,351	6,361,582	6,358,352
Dividends declared per common share	$-	$0.73	$-
Book value per common share	$28.15	$26.51	$26.38

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended September 30,
(in thousands, except share and per share data)	2025	2024
Interest Income
Interest and fees on loans	$40,686	$34,763
Interest on federal funds sold	5	23
Interest on interest-bearing deposits	2,757	3,312
Interest on securities – taxable	11,289	12,644
Interest on securities – nontaxable	1,007	1,010
Total interest income	55,744	51,752
Interest Expense
Interest on time deposits	9,276	9,490
Interest on other deposits	13,486	15,920
Interest on borrowings	67	2
Total interest expense	22,829	25,412
Net interest income	32,915	26,340
Provision for credit losses	618	1,287
Net interest income after provision for credit losses	32,297	25,053

Noninterest Income
Service charges on deposit accounts	2,114	2,069
Other service charges and fees	228	236
Credit and debit card fees, net	1,275	1,141
Trust income	1,857	1,596
BOLI income	893	822
Gain on sale of mortgage loans	171	132
Other income	838	774
Total noninterest income	7,376	6,770

Noninterest Expense
Salaries and employee benefits	15,505	14,106
Occupancy, furniture and fixtures	2,240	1,975
Data processing and ATM	2,532	2,529
FDIC assessment	627	590
Intangible asset amortization	284	137
Franchise taxes	1,081	1,081
Professional services	1,169	766
Merger-related expense	-	2,891
Core system conversion expense	2,073	173
Other operating expenses	2,228	2,140
Total noninterest expense	27,739	26,388
Income before income tax expense	11,934	5,435
Income tax expense	1,989	891
Net Income	$9,945	$4,544
Basic net income per common share	$1.56	$0.75
Diluted net income per common share	$1.56	$0.75
Weighted average number of common shares outstanding, basic	6,359,443	6,092,468
Weighted average number of common shares outstanding, diluted	6,361,786	6,094,442
Dividends declared per common share	$0.73	$0.73
Book value per common share	$28.15	$26.38

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended September 30, 2025			Three Months Ended June 30, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$1,010,041	$14,356	5.64%	$1,008,401	$13,619	5.42%
Taxable securities (4)	588,212	3,704	2.50%	596,497	3,725	2.50%
Nontaxable securities (1)(4)	62,730	454	2.87%	62,847	457	2.92%
Federal funds sold	-	-	-	197	2	4.07%
Interest-bearing deposits	71,009	740	4.13%	90,507	978	4.33%
Total interest-earning assets	$1,731,992	$19,254	4.41%	$1,758,449	$18,781	4.28%
Interest-bearing liabilities:
Interest-bearing demand deposits	$827,977	$4,307	2.06%	$853,516	$4,440	2.09%
Savings deposits	141,197	55	0.15%	143,470	48	0.13%
Time deposits	322,782	2,907	3.57%	330,906	3,058	3.71%
Borrowings	6,630	67	4.01%	-	-	-
Total interest-bearing liabilities	$1,298,586	$7,336	2.24%	$1,327,892	$7,546	2.28%
Net interest income and interest rate spread		$11,918	2.17%		$11,235	2.00%
Net interest margin			2.73%			2.56%

	Three Months Ended September 30, 2024
($ in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$994,744	$13,295	5.32%
Taxable securities (4)	622,284	4,177	2.67%
Nontaxable securities (1)(4)	63,197	453	2.85%
Federal funds sold	918	13	5.63%
Interest-bearing deposits	69,264	954	5.48%
Total interest-earning assets	$1,750,407	$18,892	4.29%
Interest-bearing liabilities:
Interest-bearing demand deposits	$852,126	$5,488	2.56%
Savings deposits	141,939	62	0.17%
Time deposits	342,662	3,668	4.26%
Total interest-bearing liabilities	$1,336,727	$9,218	2.74%
Net interest income and interest rate spread		$9,674	1.55%
Net interest margin			2.20%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $162, $113 and $71 for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively. Also included are net accretion of acquisition discounts of $700, $363 and $369 for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.

	Nine Months Ended September 30,
	2025			2024
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$1,004,552	$41,052	5.46%	$919,369	$35,129	5.10%
Taxable securities (4)	599,455	11,289	2.52%	626,672	12,644	2.70%
Nontaxable securities (1)(4)	62,846	1,367	2.91%	63,730	1,373	2.88%
Federal funds sold	152	5	4.40%	702	23	4.38%
Interest-bearing deposits	85,229	2,757	4.32%	80,637	3,312	5.49%
Total interest-earning assets	$1,752,234	$56,470	4.31%	$1,691,110	$52,481	4.15%
Interest-bearing liabilities:
Interest-bearing demand deposits	$850,676	$13,330	2.10%	$839,211	$15,747	2.51%
Savings deposits	142,874	156	0.15%	140,628	173	0.16%
Time deposits	331,602	9,276	3.74%	303,355	9,490	4.18%
Borrowings	2,234	67	4.01%	76	2	3.52%
Total interest-bearing liabilities	$1,327,386	$22,829	2.30%	$1,283,270	$25,412	2.65%
Net interest income and interest rate spread		$33,641	2.01%		$27,069	1.50%
Net interest margin			2.57%			2.14%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $361 and $174 for the nine months ended September 30, 2025 and September 30, 2024, respectively. Also included are net accretion of acquisition discounts of $1,324 and $480 for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
($ in thousands)	September 30,	June 30,	September 30,
	2025	2025	2024
Average Balances
Cash and due from banks	$8,588	$12,248	$13,443
Interest-bearing deposits	71,009	90,507	69,264
Securities available for sale, at fair value	587,811	591,249	611,615
Mortgage loans held for sale	494	495	419
Loans, gross	1,010,054	1,008,420	994,876
Loans, net of deferred fees and costs	1,009,547	1,007,906	994,325
Loans, net of allowance for credit losses	999,186	997,461	983,862
Intangible assets	12,354	12,447	12,755
Total assets	1,789,174	1,815,371	1,804,348

Noninterest-bearing demand deposits	$307,743	$307,888	$296,549
Interest-bearing demand and savings deposits	969,174	996,986	994,065
Time deposits	322,782	330,906	342,662
Total deposits	1,599,699	1,635,780	1,633,276
Total stockholders' equity	171,594	166,971	156,112

Financial Ratios
Return on average assets(1)	0.99%	0.77%	0.61%
Return on average equity(1)	10.29%	8.37%	7.10%
Efficiency ratio(2)	58.62%	63.68%	69.80%
Average equity to average assets	9.59%	9.20%	8.65%
Tangible common equity to tangible assets(3)	9.32%	8.71%	8.75%

Allowance for Credit Losses on Loans
Beginning balance	$10,422	$10,490	$10,502
Provision for credit losses	259	45	5
Charge-offs	(153)	(141)	(234)
Recoveries	51	28	55
Ending Balance	$10,579	$10,422	$10,328

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,297 as of September 30, 2025, $12,389 as of June 30, 2025 and $12,681 as of September 30, 2024. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Nine Months Ended
($ in thousands)	September 30, 2025	September 30, 2024
Average Balances
Cash and due from banks	$11,430	$12,647
Interest-bearing deposits	85,229	80,637
Securities available for sale, at fair value	593,896	609,499
Mortgage loans held for sale	380	342
Loans, gross	1,004,725	919,563
Loans, net of deferred fees and costs	1,004,172	919,027
Loans, net of allowance for credit losses	993,824	909,345
Intangible assets	12,447	8,931
Total assets	1,807,982	1,726,899

Noninterest-bearing demand deposits	$302,373	$286,643
Interest-bearing demand and savings deposits	993,550	979,839
Time deposits	331,602	303,355
Total deposits	1,627,525	1,569,837
Total stockholders' equity	166,579	143,444

Financial Ratios
Return on average assets(1)	0.76%	0.42%
Return on average equity(1)	8.28%	5.05%
Efficiency ratio(2)	62.57%	68.93%
Average equity to average assets	9.21%	8.31%
Tangible common equity to tangible assets(3)	9.32%	8.75%

Allowance for Credit Losses on Loans
Beginning balance	$10,262	$9,094
Provision for credit losses	581	22
Acquisition-related provision	–	1,290
Acquisition-related increase for purchased credit deteriorated loans	–	175
Charge-offs	(406)	(411)
Recoveries	142	158
Ending Balance	$10,579	$10,328

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,297 as of September 30, 2025 and $12,681 as of September 30, 2024. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	September 30,	June 30,	September 30,
	2025	2025	2024
Nonperforming Assets
Nonaccrual loans	$2,027	$2,111	$2,283
Loans past due 90 days or more, and still accruing	$283	$21	$71

Asset Quality Ratios
Ratio of nonperforming loans to total loans(1)	0.20%	0.21%	0.23%
Allowance for credit losses on loans to total loans(1)	1.04%	1.03%	1.03%
Ratio of ACLL to nonperforming loans	521.90%	493.70%	452.39%
Loans past due 90 days or more to total loans (1)	0.03%	0.00%	0.01%

(1)
Loans are net of deferred fees and costs.

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include the net interest margin, the efficiency ratio and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant non-recurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures for the three month periods indicated.

(in thousands)	Three Months Ended
Net Interest Margin, FTE	September 30, 2025	June 30, 2025	September 30, 2024
Interest income (GAAP)	$19,010	$18,537	$18,651
Add: FTE adjustment	244	244	241
Interest income, FTE (non-GAAP)	19,254	18,781	18,892
Interest expense (GAAP)	7,336	7,546	9,218
Net interest income, FTE (non-GAAP)	$11,918	$11,235	$9,674
Average balance of interest-earning assets	$1,731,992	$1,758,449	$1,750,407
Net interest margin	2.73%	2.56%	2.20%

(in thousands)	Three Months Ended
Efficiency Ratio	September 30, 2025	June 30, 2025	September 30, 2024
Noninterest expense (GAAP)	$8,524	$10,583	$8,499
Less: merger-related expense	–	–	(150)
Less: core system conversion expense	(50)	(1,977)	–
Adjusted noninterest expense (non-GAAP)	$8,474	$8,606	$8,349
Noninterest income (GAAP)	$2,537	$2,279	$2,288
Net interest income, FTE (non-GAAP)	11,918	11,235	9,674
Total income for efficiency ratio (non-GAAP)	$14,455	$13,514	$11,962
Efficiency ratio	58.62%	63.68%	69.80%

(in thousands)	Three Months Ended
	September 30,	June 30,	September 30,
Annualized Net Income for Ratio Calculation	2025	2025	2024
Net income per GAAP	$4,420	$2,289	$2,677
Less: expenses not annualized:
Partnership loss net of tax of $8 for the period ended June 30, 2025	–	31	–
Merger-related expense, net of tax of $6 for the period ended September 30, 2024	–	–	144
Core system conversion expense, net of tax of $11 and $415 for the periods ended September 30, 2025 and June 30, 2025, respectively	39	1,562	–
Total non-annualized items	39	1,593	144
Adjusted net income	4,459	3,882	2,821
Adjusted net income, annualized	$17,691	$15,571	$11,223
Add: total non-annualized items	(39)	(1,593)	(144)
Annualized net income for ratio calculation (non-GAAP)	$17,652	$13,978	$11,079
Return on average assets (GAAP)	0.98%	0.51%	0.59%
Adjusted return on average assets (non-GAAP)	0.99%	0.77%	0.61%
Return on average equity (GAAP)	10.22%	5.50%	6.82%
Adjusted return on average equity (non-GAAP)	10.29%	8.37%	7.10%

The following tables present calculations underlying non-GAAP financial measures for the nine month periods indicated.

	Nine Months Ended September 30,
Net Interest Margin, FTE	2025	2024
Interest income (GAAP)	$55,744	$51,752
Add: FTE adjustment	726	729
Interest income, FTE (non-GAAP)	56,470	52,481
Interest expense (GAAP)	22,829	25,412
Net interest income, FTE (non-GAAP)	$33,641	$27,069
Average balance of interest-earning assets	$1,752,234	$1,691,110
Net interest margin (non-GAAP)	2.57%	2.14%

	Nine Months Ended September 30,
Efficiency Ratio	2025	2024
Noninterest expense (GAAP)	$27,739	$26,388
Less: merger-related expense	-	(2,891)
Less: core system conversion expense	(2,073)	(173)
Adjusted noninterest expense (non-GAAP)	$25,666	$23,324
Noninterest income (GAAP)	$7,376	$6,770
Net interest income, FTE (non-GAAP)	33,641	27,069
Total income for efficiency ratio (non-GAAP)	$41,017	$33,839
Efficiency ratio (non-GAAP)	62.57%	68.93%

(in thousands)	For the Nine Months Ended September 30,
Annualized Net Income for Ratio Calculation	2025	2024
Net income per GAAP	$9,945	$4,544
Less: expense (income) not annualized:
Partnership income net of tax of ($44) and ($35) for the periods ended September 30, 2025 and 2024, respectively	(166)	(134)
Provision related to merger, net of tax of $271	–	1,019
Merger-related expense, net of tax of $417 for the period ended September 30, 2024	–	2,474
Core system conversion expense, net of tax of $435 and $36 for the periods ended September 30, 2025 and September 30, 2024, respectively	1,638	137
Total non-annualized items	1,472	3,496
Adjusted net income	$11,417	$8,040
Adjusted net income, annualized	$15,264	$10,740
Add: total non-annualized items	(1,472)	(3,496)
Annualized net income for ratio calculation (non-GAAP)	$13,792	$7,244
Return on average assets (GAAP)	0.74%	0.35%
Adjusted return on average assets (non-GAAP)	0.76%	0.42%
Return on average equity (GAAP)	7.98%	4.23%
Adjusted return on average equity (non-GAAP)	8.28%	5.05%

The following table presents calculations underlying non-GAAP financial measures as of the dates indicated.

	As of
(in thousands)	September 30,	June 30,	September 30,
	2025	2025	2024
Tangible Assets
Total assets (GAAP)	$1,802,407	$1,806,610	$1,785,033
Less: goodwill and intangible assets	(12,297)	(12,389)	(12,681)
Tangible assets (non-GAAP)	$1,790,110	$1,794,221	$1,772,352

Tangible Common Equity
Total stockholders' equity (GAAP)	$179,220	$168,736	$167,782
Less: goodwill and intangible assets	(12,297)	(12,389)	(12,681)
Tangible common equity (non-GAAP)	$166,923	$156,347	$155,101